EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


To the Board of Directors of
Syscan Imaging, Inc.

We consent to the use in this Form 8-K/A of Syscan Imaging, Inc. of our report dated February 29, 2004, with respect to the consolidated financial statements of Syscan, Inc. and Subsidiaries for the years ended December 31, 2003 and 2002, to be filed with the Securities and Exchange Commission

/s/ Clancy and Co., P.L.L.C.

Phoenix, Arizona
June 9, 2004